EXHIBIT 21

                         Subsidiaries of the Registrant


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

                                                                       State or Other
                                                                       Jurisdiction of              Percentage
                                                                       Incorporation                Ownership
                                                                       ---------------              ----------
Parent
------

Patapsco Bancorp, Inc.                                                 Maryland                          --

Subsidiary (1)
----------

The Patapsco Bank                                                      Maryland                       100%

Subsidiaries of The Patapsco Bank (1)
---------------------------------

PFSL Holding Corp.                                                     Maryland                       100%

Prime Business Leasing                                                 Maryland                      100%

Patapsco Financial Services, Inc.                                      Maryland                      100%


(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.

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